As filed with the Securities and Exchange Commission on December 5, 2007

SEC Registration No. 333-117100

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIFESCIENCES OPPORTUNITIES INCORPORATED
(Name of small business issuer in its charter)

Florida	6770	20-0594204
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

925 S. Federal Highway, Suite 600
Boca Raton, Florida 33432
(561) 208-2929
(Address and telephone number of principal executive offices and principal place of business)

Roland Perry
925 S. Federal Highway, Suite 600
Boca Raton, Florida 33432
(561) 208-2929
(Name, address, and telephone number of agent for service)

Copies to:

Brian A. Pearlman, Esq.
Arnstein & Lehr LLP
200 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301
Telephone: (954) 713-7600
Facsimile: (954) 713-7715

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

TERMINATION OF REGISTRATION

The Company has terminated its offering of its securities pursuant to the Company’s Registration Statement on Form SB-2 (file no. 333-117100) (the “Registration Statement”). The offering under the Registration Statement was in accordance and subject to Rule 419 of the Securities Act of 1933, as amended. Under Rule 419, the Company was required to place all funds and securities in an escrow account until certain conditions under Rule 419 were met. One condition was that the Company completed a merger transaction on or before December 14, 2007. The Company will not satisfy this condition and, as such, all escrowed funds have been returned to subscribers and the securities offered under the Registration Statement have been cancelled. In accordance with Rule 419, the Company removes from registration, by means of a post effective amendment, all securities registered under the Registration Statement and terminates the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post Effective Amendment No. 2 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned in the City of Boca Raton, State of Florida, on December 5, 2007.

LIFESCIENCES OPPORTUNITIES INCORPORATED

By:	/s/ Roland Perry
Roland Perry,
Chief Executive Officer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Roland Perry	December 5, 2007
Roland Perry
Chief Executive Officer, Chief Financial Officer,
and Director